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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           RENTAL SERVICE CORPORATION


          The undersigned, Martin R. Reid and Douglas A. Waugaman, certify that they are the Chief Executive Officer and Secretary, respectively, of Rental Service Corporation, a corporation existing under the laws of the State of Delaware which was originally incorporated under the name Acme Acquisition Holdings Corp. on June 28, 1993 (the "Corporation"), and do hereby further certify as follows:

     (1)  The name of the Corporation is Rental Service Corporation;

     (2) The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 28, 1993, and was amended by Certificates of Amendment filed with the Secretary of State of the State of Delaware on September 12, 1995 and December 7, 1995;

     (3) The stockholders of the Corporation have adopted this Amended and Restated Certificate of Incorporation by written consent given in accordance with Section 228 of the General Corporation Law of the State of Delaware, and this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware; and

     (4) The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

          FIRST: The name of the corporation is Rental Service Corporation (hereinafter called the "Corporation").

          SECOND: The address, including street, number, city, county and zip code, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, 19901; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:  The total number of shares of all classes of stock which the
Corporation shall have authority to issue is ______________ (        ),
consisting of _________
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(    ) shares of Common Stock, par value $.01 per share, and _________ (    )
shares of Preferred Stock, par value $.01 per share. On the effective date of this Amended and Restated Certificate of Incorporation, each then outstanding
share of Common Stock is split-up, divided and converted into _______ (   )
shares of Common Stock.

          The Preferred Stock may be divided into such number of series as the Board of Directors may determine. Other than with respect to the 6% Cumulative Preferred Stock referenced below, the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions (including without limitation voting rights) granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of any series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

          FIFTH: The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the 6% Cumulative Preferred Stock:

          1.   Designation.  A series of the Preferred Stock of the Corporation
               -----------
is hereby designated as "6% Cumulative Preferred Stock" (hereinafter called the "Cumulative Preferred Stock") consisting initially of _______ shares. Shares of the Cumulative Preferred Stock shall rank prior to the Corporation's Common Stock, par value $.01 per share, with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise. Unless specifically designated as junior to the Cumulative Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution, winding-up or otherwise, all other series of Preferred Stock and other classes of preferred stock of the Corporation shall rank on parity with the Cumulative Preferred Stock with respect thereto.

          2.   Dividends.
               ---------

               (a) Each holder of shares of Cumulative Preferred Stock shall be entitled to receive dividends on each such share at the rate of six percent (6%) per annum (computed on the basis of $100.00 per share), when and as declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, in respect of the period from and including the date of the original issuance of each such share of Cumulative Preferred Stock with respect to each such share to and including September 30, 1993 (the "Initial Dividend Period"), and for each quarterly dividend period thereafter (a "Quarterly Dividend Period"), which Quarterly Dividend Periods shall Commence on July 1, October 1, January 1, and April 1 in each year and shall end on and include the day immediately preceding the first day of the next Quarterly Dividend Period. Dividends on the shares of Cumulative Preferred Stock shall be payable on June 30, September 30, December 31, and March 31 of each year (a "Dividend Payment Date"), commencing September 30, 1993. Each such dividend shall be paid to the holders of record of the Cumulative Preferred Stock as they shall appear on the stock register

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of the Corporation on such record date, not exceeding 45 days nor less than 10 days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

               If, on any Dividend Payment Date, the holders of the Cumulative Preferred Stock shall not have received the full dividends provided for in this
Section 2 in cash then such dividends shall cumulate, whether or not earned or declared, with additional dividends thereon, compounded quarterly, at the dividend rate of six percent (6%) per annum, for each succeeding full Quarterly Dividend Period during which such dividends shall remain unpaid.

               (b) The amount of any dividends accrued on any share of the Cumulative Preferred Stock on any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon, to and including such Dividend Payment Date, whether or not earned or declared. The amount of dividends accrued on any share of the Cumulative Preferred Stock on any date other then a Dividend Payment Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated, thereon to and including the last preceding Dividend Payment Date, whether or not earned or declared, (ii) an amount determined by multiplying (a) $100.00 by (b) the result (the "Multiplier") of multiplying one and one-half percent (1.5%) per annum by a fraction, the numerator of which shall be the number of days from the last preceding Dividend Payment Date, to and including the date on which such calculation is made, and the denominator of which shall be the full number of days in such Quarterly Dividend Period, and (iii) an amount determined by multiplying the amount set forth in clause (i) above by the Multiplier.

               (c)  Declaration Prior to Redemption or Liquidation. Immediately
                    ----------------------------------------------
prior to authorizing or making any distribution in redemption or liquidation with respect to the Cumulative Preferred Stock (other than a purchase or acquisition of Cumulative Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Cumulative Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend in cash on the Cumulative Preferred Stock payable on the distribution date in the amount equal to any accrued and unpaid dividends on the Cumulative Preferred Stock as of such date.

          3.   Redemption.
               ----------

               (a)  Optional Redemption.  The Cumulative Preferred Stock may be
                    -------------------
redeemed, in whole or in part, at any time at the election of the Corporation by resolution of its Board of Directors, on notice as set forth in Section 3(c), below, at the redemption price of $100.00 per share of Cumulative Preferred Stock, plus accrued and unpaid dividends to the redemption date (the "Redemption Price").

               In the event that at any time less than all of the Cumulative Preferred Stock outstanding is to be redeemed, the shares to be redeemed will be selected by lot or pro rata, except that if the redemption is pro rata, the Corporation may redeem all shares of Cumulative Preferred Stock held by all holders of 100 or fewer shares as may be specified by the Corporation. Notwithstanding anything to the contrary, the Corporation may not redeem less

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than all of the Cumulative Preferred Stock outstanding unless all accrued and unpaid dividends have been paid on all then outstanding shares of Cumulative Preferred Stock.

               (b)  Mandatory Redemption. Upon the sale of the Corporation,
                    --------------------
whether such sale is effected by the consolidation or merger of the Corporation with or into another corporation or corporations, the sale of all or substantially all of the Corporation's assets, or the sale or exchange of stock representing at least eighty percent (80%) of the voting power of the stock of the Corporation, in terms of number of votes for the election of directors, the Corporation, if permitted by law and under the Corporation's agreements, shall redeem all remaining outstanding shares of Cumulative Preferred Stock at a redemption price per share equal to the Redemption Price.

               (c)  Notice of Redemption.  Notice of any redemption pursuant to
                    --------------------
this Section 3 shall be mailed, postage prepaid, at least 15 days but not more than 60 days prior to said redemption date to each holder of record of the Cumulative Preferred Stock to be redeemed at its address as the same shall appear on the stock register of the Corporation. Each such notice shall state:
(i) the date fixed for such redemption, (ii) the place or places where certificates for such shares of Cumulative Preferred Stock are to be surrendered for payment, (iii) the Redemption Price, and (iv) that unless the Corporation defaults in making the redemption payment, dividends on the shares of Cumulative Preferred Stock called for redemption shall cease to accrue on and after the date of redemption. If less than all the shares of the Cumulative Preferred Stock owned by such holder are then to be redeemed, such notice shall also specify the number of shares thereof which are to be redeemed and the numbers of the certificates representing such shares.

               If such notice of redemption shall have been so mailed and if prior to the date of redemption specified in such notice all said funds necessary for such redemption shall have been irrevocably deposited in trust, for the account of the holders of the shares of the Cumulative Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in Los Angeles, California and having capital surplus and undivided profits of at least $50,000,000, thereupon, and without awaiting the redemption date, all shares of the Cumulative Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made, shall, notwithstanding that any certificate for shares of Cumulative Preferred Stock shall not have been surrendered for cancellation, be deemed to be no longer outstanding and all rights with respect to such shares of the Cumulative Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except for the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest. In case the holders of shares of the Cumulative Preferred Stock which shall have been called for redemption shall not within two years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders os such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the redemption price thereof, but without interest.

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               (d)  Status of Shares.  Shares of Cumulative Preferred Stock
                    ----------------
redeemed, purchased or otherwise acquired for value by the Corporation shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock, other than shares of Cumulative Preferred Stock.

          4.   Priority.
               --------

               (a)  Priority as to Dividends.  Subject to section 4(b), no
                    ------------------------
dividends (other than dividends payable in Common Stock or in another stock ranking, with respect to the payment of dividends and upon liquidation, dissolution, winding-up or otherwise, junior to, or on a parity with, the Cumulative Preferred Stock) shall be declared or paid or set apart for payment on the Preferred Stock of any series, or stock of any other class which, in either case, ranks, as to dividends and upon liquidation, dissolution, winding up or otherwise, (x) junior to the Cumulative Preferred Stock ("Junior Stock") or (y) on a parity with the Cumulative Preferred Stock ("Parity Stock") for any period unless at the time of such declaration or payment or setting apart for payment (i) full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Cumulative Preferred Stock for all Quarterly Dividend Periods terminating on or prior to the date of payment of such dividends on Junior Stock or Parity Stock, (ii) the Corporation shall not be in default with respect to any obligation to redeem or return shares of Cumulative Preferred Stock, and (iii) an amount equal to the dividends accrued on the Cumulative Preferred Stock from the last Dividend Payment Date to the date of payment of such dividends on Junior Stock or Parity Stock has been declared and set apart in cash for payment on the Cumulative Preferred Stock.

               (b) Notwithstanding anything to the contrary in Section 4(a) hereof, cumulative dividends on any Parity Stock may be paid if cumulative dividends shall be declared upon shares of Cumulative Preferred Stock and such Parity Stock on a pro rata basis so that in all cases the amount of dividends
                  --- ----
declared per share on the Cumulative Preferred Stock and such Parity Stock shall bear to each other the same ratio that accrued dividends per share on the shares of Cumulative Preferred Stock and on such Parity Stock bear to each other.

               (c)  Priority on Redemption.  The Corporation shall not, directly
                    ----------------------
or indirectly, redeem or purchase or otherwise acquire for value any Junior Stock or Parity Stock unless, at the time of making such redemption, purchase or other acquisition the Corporation shall have redeemed, or shall contemporaneously redeem, all of the then outstanding shares of Cumulative Preferred Stock at the applicable redemption price (or shall have irrevocably committed to redeem all of the then outstanding shares of Cumulative Preferred Stock and have set aside a sum sufficient for the payment thereof at the applicable Redemption Price on the date of such subsequent redemption).

          5.   Liquidation Preference.
               ----------------------

               (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment

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of the debts and other liabilities of the Corporation, the holders of shares of the Cumulative Preferred Stock shall be entitled to receive for each share of Cumulative Preferred Stock then held, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, the applicable Redemption Price on the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or Junior Stock with respect to the distribution of assets.

               If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of all outstanding shares of the Cumulative Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire assets of the Corporation remaining after the payment or provision for payment of the debts and other liabilities of the Corporation shall be distributed among the holders of the Cumulative Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

               (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributive amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Cumulative Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

               (c) No payment on account of such liquidation, dissolution or winding up of the affairs of the Corporation shall be made to the holders of any Parity Stock, unless there shall likewise be paid at the same time to the holders of the Cumulative Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such Parity Stock are respectively entitled with respect to such preferential distribution.

          6.   Voting Rights.
               -------------

               (a)  General Voting Rights.  Except as otherwise required by law,
                    ---------------------
the holders of the Cumulative Preferred Stock shall be entitled to vote along with the Common Stock (and not as a separate class) on all matters and shall be entitled to one vote per share of Cumulative Preferred Stock.

          SIXTH: The following is a statement of the designations and powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the Common Stock:

          1.   Dividends.  Subject to the preferential rights, if any, of the
               ---------
Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock.

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          2.   Voting Rights.  Except as otherwise required by law, at every
               -------------
annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

          3.   Liquidation, Dissolution or Winding-Up.  In the event of any
               --------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

          SEVENTH: The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

          EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

          NINTH:  The Corporation is to have perpetual existence.

          TENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation (including provisions as may hereafter be added or inserted in this Amended and Restated Certificate of Incorporation as authorized by the laws of the State of Delaware) in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TENTH.

          ELEVENTH:  The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware (or any successor section), as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. No amendment or repeal of this Article ELEVENTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

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          TWELFTH:  No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article TWELFTH shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. No amendment to or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions occurring prior to such amendment or repeal.

          THIRTEENTH: No stockholders, as such, shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock.

          FOURTEENTH: Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                       8
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          IN WITNESS WHEREOF, Rental Service Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Martin R. Reid, its Chief Executive Officer, and attested to by Douglas A. Waugaman, its Secretary, as of this _____ day of June, 1996.


                                  RENTAL SERVICE CORPORATION



                                  By:
                                       ---------------------------------
                                       Martin R. Reid
                                       Chief Executive Officer



ATTEST:



By:
     -----------------------------
     Douglas A. Waugaman
     Secretary

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